Exhibit (a)(2)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

LETTER OF TRANSMITTAL
TO EXCHANGE OUTSTANDING UNEXERCISED OPTIONS
HAVING AN EXERCISE PRICE OF AT LEAST $2.50 PER SHARE
FOR
SHARES OF RESTRICTED STOCK

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M. CENTRAL
STANDARD TIME, ON DECEMBER 4, 2001,
UNLESS THE OFFER IS EXTENDED.

Universal Access Global Holdings Inc.
233 South Wacker Drive, Suite 600
Chicago, Illinois 60606
Telephone: (312) 660-1244
Facsimile: (312) 660-1290
Attention: Howard Kuppler

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Employee Name:*_____________________________

I tender the following of my options that were issued to me having an exercise price of at least $2.50 (Please check the appropriate box):
[_] A full tender of all of my options listed in the table below

(See FOOTNOTE (3) BELOW)

or

[_] A partial tender of the following options listed in the table below (Please check appropriate boxes in table):

(See FOOTNOTES (2) AND (3) BELOW)

______________________

* to be completed by UAXS

Plan ID (1)	Grant Date	Exercise Price	Total Number Of Shares Underlying Eligible Options Subject to Grant (2)	Yes, I Accept (3)	No, I Decline
[to be completed by UAXS]	[to be completed by UAXS]	[to be completed by UAXS]	[to be completed by UAXS]	[to be completed by Employee]	[to be completed by Employee]

FOOTNOTES

(1)  A - Universal Access, Inc. Amended 1998 Employee Stock Option Plan.
       B - Universal Access, Inc. 1999 Stock Plan.

(2)  If you tender any of your eligible options under a particular option grant, you must tender all other eligible options issued as part of the same option grant. Options are considered to be part of the same grant if they have the same vesting start date. Any attempt to tender only a portion of the options that are part of a particular option grant will deemed to be an election not to tender any of the options that are part of such option grant.

(3)  If you tender any of your December 2000 options, you must exchange all of your December 2000 options. December 2000 options are those options that were granted in December 2000 at an exercise price of $10.56 per share. If you tender your December 2000 options you will receive the number of shares of restricted stock that equals the number of December 2000 options you hold subject to a maximum number of 7,500 shares of restricted stock.

Your total number of December 2000 options in excess of 7,500 is:*_________________________. IF YOU EXCHANGE ANY DECEMBER 2000 OPTIONS, YOU WILL NOT RECEIVE ANY SHARES OF RESTRICTED STOCK IN EXCHANGE FOR THIS EXCESS PORTION OF YOUR DECEMBER 2000 OPTIONS.

PLEASE REFER TO PAGE FIVE (5) OF THIS LETTER OF TRANSMITTAL TO MAKE YOUR REQUIRED ELECTION REGARDING THE PAYMENT OF APPLICABLE WITHHOLDING TAXES.

______________________

* to be completed by UAXS

                     TO UNIVERSAL ACCESS GLOBAL HOLDINGS INC. ("UAXS")

                     I, the undersigned, have received and read the Offer to Exchange Outstanding Options Having an Exercise Price of at Least $2.50 Per Share for Shares of Restricted Stock (the "offer to exchange"). This letter of transmittal and the offer to exchange constitute together the "offer".

                     I understand that even if the options I elect to exchange are partially or fully vested, the shares of restricted stock that I will receive will not be vested and will be subject to a new vesting schedule as described in the offer to exchange. I understand that, prior to vesting, my unvested stock will be forfeited completely if I leave UAXS for any or no reason including voluntary resignation or termination of my employment by UAXS without cause.

                     I acknowledge that the restricted stock that I will receive is subject to forfeiture and other restrictions, including without limitation, restrictions on sale, transfer, assignment, pledge or other encumbrances or dispositions, until such time as the restricted stock vests and the restrictions lapse in the manner set forth in the restricted stock agreement between UAXS and me that will be forwarded to me upon completion of the offer.

                     I understand that I can participate in this exchange only if I hold eligible options, as that term is defined in the offer to exchange, if I am an employee of UAXS or one of its U.S. subsidiaries on the date this offer is made and if I will be an employee of UAXS or one of its U.S. subsidiaries on the date this offer expires.

                      I understand that if I wish to exchange any of my December 2000 options, as such term is defined in the offer to exchange, I must exchange all of such options but I will receive a maximum number of 7,500 shares of restricted stock for my December 2000 options.

                     I also understand that all options properly tendered prior to 11:59 p.m. central standard time, on December 4, 2001, unless UAXS extends the offer beyond that time (as extended, the "Expiration Date"), and not properly withdrawn will be exchanged, upon the terms and subject to the conditions of the offer, including the conditions described in Sections 1 and 6 of the offer to exchange.

                     I recognize that, under certain circumstances set forth in the offer to exchange, UAXS may terminate or amend the offer or may postpone the acceptance for exchange of, or payment for, options tendered. In any such event, I understand that the options delivered herewith but not accepted for exchange will be returned to me at the address indicated above.

                     I understand that I am not required to tender any of my options in this offer.

                     I understand that if wish to tender less than all of my options (a "partial tender") I must check the appropriate boxes in the table above to properly identify those options that I wish to exchange.

                     I UNDERSTAND THAT THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

                     I hereby tender to UAXS the options to purchase shares of common stock of UAXS described above pursuant to UAXS' offer to exchange such options for shares of "restricted stock", as that term is defined in the offer to exchange, upon the terms and subject to the conditions set forth in the offer.

                     Subject to, and effective upon, acceptance for payment of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, UAXS all right, title and interest in and to all the options that are being tendered hereby. I acknowledge that UAXS has advised me to consult with my own financial, tax and accounting advisors as to the consequences of participating or not participating in the offer. I agree that this letter of transmittal is an amendment to my option agreement(s).

                     I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for exchange by UAXS, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon UAXS' request, execute and deliver any additional documents deemed by UAXS to be necessary or desirable to complete the exchange of the options tendered hereby.

                     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and any of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. I understand that except as stated in the offer, this tender is irrevocable.

                     I agree to execute the new restricted stock agreement and promptly return it to UAXS at the address above. I understand that if I do not execute and return to UAXS the restricted stock agreement before the date on which the restricted stock will first vest, UAXS may in its sole discretion cancel my shares of restricted stock, upon which cancellation such shares will be forfeited.

                     By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 3 of the offer to exchange and in the instructions hereto will constitute my acceptance of the terms and conditions of the offer. My acceptance for exchange of options tendered pursuant to the offer will constitute a binding agreement between UAXS and me upon the terms and subject to the conditions of the offer.

                     The name and address of the registered holder appear below exactly as they appear on the agreement representing options tendered hereby.

                     Withholding taxes. I understand that on each vesting date, I will be required to recognize ordinary income (and UAXS will have a corresponding withholding tax obligation) in an amount equal to the value of the restricted stock vesting on that date, unless I have made an election pursuant to Section 83(b) under the Internal Revenue Code and made the appropriate cash payment to UAXS to satisfy such taxes. UNLESS I INDICATE BELOW THAT I INTEND TO PAY THE WITHHOLDING TAX OBLIGATION ARISING ON THE INITIAL VESTING DATE IN CASH BY CHECK OR WIRE TRANSFER, I HEREBY AUTHORIZE UAXS TO ARRANGE FOR THE SALE OF SUFFICIENT SHARES TO MEET THE WITHHOLDING TAX OBLIGATIONS. I also understand that on subsequent vesting dates I must elect by written notice to UAXS to pay withholding taxes in cash by check or wire transfer no later than five (5) business days prior to the relevant vesting date and must make such payment in cash by check or wire transfer no later than five (5) business days after the relevant vesting date, with respect to which I have elected to make such payment or sufficient shares will be sold to meet the withholding tax. I understand that I will not be able to sell or trade my shares from my Dain Rauscher account until withholding taxes have been paid in full. I acknowledge that the sale of sufficient shares to satisfy withholding tax payments may require several trading days, particularly for the initial vesting date, and my shares may decline in value during the period between the vesting date and the date on which I may trade or sell shares deposited in my Dain Rauscher account. Any decline in value may increase the number of my shares that need to be sold in order to satisfy withholding taxes.

                     [   ]    By checking this box, I elect to pay withholding taxes in respect of the January 1, 2002 vesting to UAXS in cash by check or wire transfer on or prior to January 21, 2002.

                     I realize that if I do not check the above box, my signature below will indicate my election to have shares sold in order to meet withholding tax obligations and I acknowledge that the sale of such shares will satisfy the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934 which will be evidenced by a written plan that I will enter into in a form reasonably acceptable to Dain Rauscher.

                     In the event that payment in cash by check or wire transfer is not received by January 21, 2002 or within five (5) business days after any future vesting date with respect to which I have elected to make a cash payment by check or wire transfer to satisfy withholding taxes, UAXS is hereby authorized to cause shares to be sold by Dain Rauscher to meet the withholding tax requirements on such vesting dates.

I HAVE READ AND I UNDERSTAND AND AGREE TO ALL OF THE TERMS OF THE OFFER.

                     Must be signed by the holder exactly as the holder's name appears on the option agreement evidencing the options to be tendered. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this letter of transmittal proper evidence of the authority of such person to act in such capacity.

                                                                                                  SIGNATURE OF HOLDER

X
_________________________________________

X
_________________________________________
(Signature of Holder or Authorized Signatory)

Date: ____________________, 2001

Name(s):____________________________________
                             (Please Print)

Address:____________________________________

___________________________________________

___________________________________________
                       (Please include ZIP code)

Telephone No. (with area code):_______________________

Social Security No.:__________________________

________________________________________________________________________________

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.                   Delivery of Letter of Transmittal and Option Agreements. All letters of transmittal (or facsimile thereof), properly completed and duly executed, and any other documents required by this letter of transmittal, must be received by Universal Access Global Holdings Inc. at our address set forth on the front cover of this letter of transmittal on or prior to 11:59 p.m. central standard time, on December 4, 2001, unless we extend the offer beyond that time.

THE METHOD BY WHICH YOU DELIVER THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

                     Tenders of options made pursuant to the offer may be withdrawn at any time prior to the Expiration Date. If the offer is extended by us beyond that time, you may withdraw your tendered options at any time until the expiration of the offer. In addition, unless we accept your tendered options for exchange before 11:59 p.m. central standard time, on December 4, 2001, you may withdraw your tendered options at any time after that date. To withdraw tendered options, you must deliver a written notice of withdrawal, or facsimile thereof, to us while you still have the right to withdraw the tendered options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

                     We will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this letter of transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

2.                   Inadequate Space. If the space provided herein is inadequate, then the information requested should be provided on a separate sheet attached hereto.

3.                   Partial Tenders. If you tender less than all of your options, you must check the appropriate boxes in the table on page two of this letter of transmittal to properly identify those option that you wish to exchange. However, you may only tender either all or none of your options with respect to a particular grant. Any attempt to tender only a portion of the options that are part of a particular option grant will deemed to be an election not to tender any of the options that are part of such option grant.

4.                   Signatures on This Letter of Transmittal. If this letter of transmittal is signed by the holder of the options, the signature must correspond with the name written on the face of the option agreement without alteration, enlargement or any change whatsoever.

5.                   Requests For Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or this letter of transmittal may be directed to Howard Kuppler, at the address and telephone number given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

6.                   Irregularities. All questions as to the number of options to be accepted and the validity, form, eligibility (including time of receipt) and acceptance of any tender of options will be determined by us in our sole discretion, which determinations shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options we determine not to be in proper form or the acceptance of which or payment of restricted stock for which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the offer and any defect or irregularity in the tender of any particular options, and our interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

7.                   Important Tax Information. You should refer to Section 13 of the offer to exchange, which contains important tax information.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY US, ON OR PRIOR TO 11:59 P.M. CENTRAL STANDARD TIME, ON THE EXPIRATION DATE.